Exhibit 11
KIMBALL INTERNATIONAL, INC.
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE FROM CONTINUING OPERATIONS

(Unaudited)	Three Months Ended			Three Months Ended
(Amounts in Thousands, Except for Per Share Data)	March 31, 2015			March 31, 2014
	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings (Loss) Per Share from Continuing Operations:
Dividends Declared	$43	$1,896	$1,939	$356	$1,526	$1,882
Undistributed Earnings (Loss)	79	2,864	2,943	(397)	(1,522)	(1,919)
Income (Loss) from Continuing Operations	$122	$4,760	$4,882	$(41)	$4	$(37)
Average Basic Shares Outstanding	1,046	37,701	38,747	7,958	30,479	38,437
Basic Earnings (Loss) Per Share from Continuing Operations	$0.12	$0.13		$(0.01)	$0.00
Diluted Earnings (Loss) Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$43	$1,915	$1,958	$356	$1,526	$1,882
Undistributed Earnings (Loss)	78	2,846	2,924	(397)	(1,522)	(1,919)
Income (Loss) from Continuing Operations	$121	$4,761	$4,882	$(41)	$4	$(37)
Average Diluted Shares Outstanding	1,046	38,069	39,115	7,958	30,479	38,437
Diluted Earnings (Loss) Per Share from Continuing Operations	$0.12	$0.13		$(0.01)	$0.00
Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income (Loss) from Continuing Operations Used for Basic EPS Calculation	$122	$4,760	$4,882	$(41)	$4	$(37)
Assumed Dividends Payable on Dilutive Shares	—	19	19	—	—	—
Increase (Reduction) in Undistributed Earnings (Loss) - allocated based on Class A and Class B shares	(1)	(18)	(19)	—	—	—
Income (Loss) from Continuing Operations Used for Diluted EPS Calculation	$121	$4,761	$4,882	$(41)	$4	$(37)
Average Shares Outstanding for Basic EPS Calculation	1,046	37,701	38,747	7,958	30,479	38,437
Dilutive Effect of Average Outstanding Compensation Awards	—	368	368	—	—	—
Average Shares Outstanding for Diluted EPS Calculation	1,046	38,069	39,115	7,958	30,479	38,437

For the quarter ended March 31, 2014, all of the 635,000 outstanding compensation awards were antidilutive and were excluded from the dilutive calculation.

(Unaudited)	Nine Months Ended			Nine Months Ended
(Amounts in Thousands, Except for Per Share Data)	March 31, 2015			March 31, 2014
	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$517	$5,276	$5,793	$1,091	$4,553	$5,644
Undistributed Earnings (Loss)	64	541	605	(547)	(2,037)	(2,584)
Income from Continuing Operations	$581	$5,817	$6,398	$544	$2,516	$3,060
Average Basic Shares Outstanding	4,110	34,663	38,773	8,131	30,263	38,394
Basic Earnings Per Share from Continuing Operations	$0.14	$0.17		$0.07	$0.08
Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$517	$5,325	$5,842	$1,151	$4,553	$5,704
Undistributed Earnings (Loss)	58	498	556	(584)	(2,060)	(2,644)
Income from Continuing Operations	$575	$5,823	$6,398	$567	$2,493	$3,060
Average Diluted Shares Outstanding	4,110	34,992	39,102	8,575	30,263	38,838
Diluted Earnings Per Share from Continuing Operations	$0.14	$0.17		$0.07	$0.08
Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$581	$5,817	$6,398	$544	$2,516	$3,060
Assumed Dividends Payable on Dilutive Shares	—	49	49	60	—	60
Increase (Reduction) in Undistributed Earnings (Loss) - allocated based on Class A and Class B shares	(6)	(43)	(49)	(37)	(23)	(60)
Income from Continuing Operations Used for Diluted EPS Calculation	$575	$5,823	$6,398	$567	$2,493	$3,060
Average Shares Outstanding for Basic EPS Calculation	4,110	34,663	38,773	8,131	30,263	38,394
Dilutive Effect of Average Outstanding Compensation Awards	—	329	329	444	—	444
Average Shares Outstanding for Diluted EPS Calculation	4,110	34,992	39,102	8,575	30,263	38,838

EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS

(Unaudited)	Three Months Ended		Three Months Ended
	March 31, 2015		March 31, 2014
	Class A	Class B	Class A	Class B
Basic Earnings Per Share	$0.00	$0.00	$0.19	$0.19
Diluted Earnings Per Share	$0.00	$0.00	$0.19	$0.19

	Nine Months Ended		Nine Months Ended
	March 31, 2015		March 31, 2014
	Class A	Class B	Class A	Class B
Basic Earnings Per Share	$0.24	$0.23	$0.58	$0.59
Diluted Earnings Per Share	$0.23	$0.23	$0.58	$0.58

EARNINGS PER SHARE (INCLUDING DISCONTINUED OPERATIONS)

(Unaudited)	Three Months Ended			Three Months Ended
(Amounts in Thousands, Except for Per Share Data)	March 31, 2015			March 31, 2014
	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$43	$1,896	$1,939	$356	$1,526	$1,882
Undistributed Earnings	79	2,864	2,943	1,103	4,223	5,326
Net Income	$122	$4,760	$4,882	$1,459	$5,749	$7,208
Average Basic Shares Outstanding	1,046	37,701	38,747	7,958	30,479	38,437
Basic Earnings Per Share	$0.12	$0.13		$0.18	$0.19
Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$43	$1,915	$1,958	$356	$1,526	$1,882
Undistributed Earnings	78	2,846	2,924	1,103	4,223	5,326
Net Income	$121	$4,761	$4,882	$1,459	$5,749	$7,208
Average Diluted Shares Outstanding	1,046	38,069	39,115	7,958	30,479	38,437
Diluted Earnings Per Share	$0.12	$0.13		$0.18	$0.19
For the quarter ended March 31, 2014, all of the 635,000 outstanding compensation awards were antidilutive and were excluded from the dilutive calculation.

(Unaudited)	Nine Months Ended			Nine Months Ended
(Amounts in Thousands, Except for Per Share Data)	March 31, 2015			March 31, 2014
	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$517	$5,276	$5,793	$1,091	$4,553	$5,644
Undistributed Earnings	1,035	8,727	9,762	4,229	15,740	19,969
Net Income	$1,552	$14,003	$15,555	$5,320	$20,293	$25,613
Average Basic Shares Outstanding	4,110	34,663	38,773	8,131	30,263	38,394
Basic Earnings Per Share	$0.38	$0.40		$0.65	$0.67
Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$517	$5,325	$5,842	$1,151	$4,553	$5,704
Undistributed Earnings	1,021	8,692	9,713	4,396	15,513	19,909
Net Income	$1,538	$14,017	$15,555	$5,547	$20,066	$25,613
Average Diluted Shares Outstanding	4,110	34,992	39,102	8,575	30,263	38,838
Diluted Earnings Per Share	$0.37	$0.40		$0.65	$0.66